EXHIBIT 10.3

AMENDMENT NUMBER THREE

to the

Letter Agreement

dated as of January 1, 2002

by and among

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

and

SALOMON BROTHERS REALTY CORP.

This AMENDMENT NUMBER THREE (this “Amendment”) is made this 16th day of September, 2003, among NEW CENTURY MORTGAGE CORPORATION, having an address at 18400 Von Karman, Irvine, California 92612 (“New Century”), NC CAPITAL CORPORATION, having an address at 18400 Von Karman, Irvine, California 92612 (“NCCC”) and CITIGROUP GLOBAL MARKETS REALTY CORP. as successor to SALOMON BROTHERS REALTY CORP., having an address at 390 Greenwich Street, New York, New York 10013 (“Citigroup”) to the LETTER AGREEMENT, dated as of January 1, 2002, among New Century, NCCC and Citigroup, as amended (the “Letter Agreement”).

RECITALS

WHEREAS, New Century and NCCC have requested that Citigroup agree to amend the Letter Agreement to temporarily increase the amount of the Mortgage Loans that may be on the facility at any one time as more expressly set forth below and Citigroup has agreed to such request.

WHEREAS, as of the date of this Amendment, each of New Century and NCCC represents to Citigroup that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Letter Agreement and the Purchase and Sale Agreement, dated as of January 1, 2002, among NCCC, New Century and Citigroup (the “Purchase and Sale Agreement”) and is not in default under the Letter Agreement or the Purchase and Sale Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of September 16, 2003, Paragraph 1(a) of the Letter Agreement is hereby amended by being deleted in its entirety and replaced with the following:

“(a)	In General. Citigroup agrees to make available to NCCC and New Century the Financing Line from January 1, 2002 until December 31, 2003; provided, however, that the availability of the Financing Line may be extended beyond December 31, 2003 by mutual agreement among the parties hereto. The amount of Mortgage Loans on the Financing Line at any time shall not exceed $650,000,000; provided, however, that New Century shall have the option to increase the amount of Mortgage Loans on the Financing Line at any one time to an amount not in excess of $800,000,000 (or, during the period commencing on September 16, 2003 and ending on the earlier of (a) September 30, 2003 or (b) the closing date for the Seller’s affiliate’s September 2003 securitization transaction, such amount shall be $1,200,000,000); provided, further, however, that any increase in the amount of Mortgage Loans on the Financing Line in excess of $650,000,000 shall take into account the Purchase Price paid by Citigroup under the Master Repurchase Agreement (the “Repurchase Agreement”), dated as of May 30, 2002, between Salomon Brothers Realty Corp., as Buyer and New Century Funding SB-1, as Seller such that the sum of the amount of Mortgage Loans on the Financing Line plus the Purchase Price paid by Citigroup under the Repurchase Agreement shall not at any time exceed $800,000,000 (or during the period commencing on September 16, 2003 and ending on the earlier of (a) September 30, 2003 or (b) the closing date for the Seller’s affiliate’s September 2003 securitization transaction, $1,200,000,000).”

SECTION 2. Effective as of September 16, 2003, Paragraph 2(a) of the Letter Agreement is hereby amended by being deleted in its entirety and replaced with the following:

“(a)	The Financing Line at any one time shall be initially limited to $650,000,000 in amount of Mortgage Loans and shall have a term of one month; provided, however, New Century shall have the option to increase the amount of Mortgage Loans on the Financing Line at any one time to an amount not in excess of $800,000,000 (or during the period commencing on September 16, 2003 and ending on the earlier of (a) September 30, 2003 or (b) the closing date for the Seller’s affiliate’s September 2003 securitization transaction, $1,200,000,000); provided, further, however, that any increase in the amount of Mortgage Loans on the Financing Line in excess of $650,000,000 shall take into account the Purchase Price paid by Citigroup under the Repurchase Agreement such that the sum of the amount of Mortgage Loans on the Financing Line plus the Purchase Price paid by Citigroup under the Repurchase Agreement shall not at anytime exceed $800,000,000 (or during the period commencing on September 16, 2003 and ending on the earlier of (a) September 30, 2003 or (b) the closing date for the Seller’s affiliate’s September 2003 securitization transaction, $1,200,000,000).”

SECTION 3. Fees and Expenses. NCCC agrees to pay to Citigroup all fees and out of pocket expenses incurred by Citigroup in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Citigroup’s legal counsel incurred in connection with this Amendment Number Three), in accordance with Paragraph 5(i) of the Letter Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Letter Agreement.

SECTION 5. Representations. In order to induce Citigroup to execute and deliver this Amendment Number Three, NCCC and New Century hereby represent to Citigroup that as of the date hereof, after giving effect to this Amendment Number Three, each of NCCC and New Century is in full compliance with all of the terms and conditions of the Letter Agreement and the Purchase and Sale Agreement and no Termination Event or material adverse change has occurred under the Letter Agreement and no Seller default or Seller Event of Default has occurred under the Purchase and Sale Agreement.

SECTION 6. Limited Effect. This Amendment Number Three shall become effective upon the execution hereof by the parties hereto. Except as expressly amended and modified by this Amendment Number Three, the Letter Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Three need not be made in the Letter Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Letter Agreement, any reference in any of such items to the Letter Agreement being sufficient to refer to the Letter Agreement as amended hereby.

SECTION 7. GOVERNING LAW. THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, NCCC, New Century and Citigroup have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ EVAN J. MITNIK
Name:	Evan J. Mitnik
Title:

NC CAPITAL CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	President

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Senior Vice President

The undersigned Guarantor under the Limited Guaranty dated as of January 1, 2002, hereby acknowledges and agrees to the amendment and modification to the Letter Agreement made pursuant to this Amendment Number Three.

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Senior Vice President